Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by EDAP TMS S.A. under the U.S. Securities Act of 1933, as amended, of ordinary shares, nominal value €0.13 each of EDAP TMS S.A., that may be issued pursuant to the EDAP TMS S.A. 2004 Stock Option Plan, EDAP TMS S.A. 2007 Stock Option Plan, EDAP TMS S.A. 2010 Stock Option Plan and EDAP TMS S.A. 2013 Stock Option Plan (such ordinary shares, the “Option Shares”).  Such Option Shares will be registered on a registration statement on Form S-8 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Marc Oczachowski as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signature	Title
/s/ MARC OCZACHOWSKI
April 1, 2013	Marc Oczachowski	Chief Executive Officer (principal executive officer) and Director
/s/ ERIC SOYER
April 1, 2013	Eric Soyer	Chief Financial Officer (principal financial officer and principal accounting officer)
/s/ PHILIPPE CHAUVEAU
April 1, 2013	Philippe Chauveau	Chairman of the Board of Directors
/s/ PIERRE BEYSSON
April 1, 2013	Pierre Beysson	Director

_____________________
, 2013	Rob Michiels	Director
/s/ ARGIL WHEELOCK
April 1, 2013	Argil Wheelock	Director

/s/ JEFF HOWELL
April 22, 2013	Jeff Howell	Authorized Representative in the United States